EXHIBIT 99.1

Results From Long-Term Study of Androxal(R) Exhibit Positive Safety Profile

  No evidence of negative effects on bone mineral density
  Treatment benefit is sustained with 79.3% of subjects exhibiting normal morning testosterone after 12 months of treatment (LOCF 71.4%)
  No new safety signals detected with long-term treatment

THE WOODLANDS, Texas, Oct. 21, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today reported results from a large, controlled, long-term safety study comparing Androxal® to a placebo. In this study of Androxal®, ZA-303, no new safety signals were identified, including no evidence of negative effects on bone mineral density. Over 79% of the Androxal®-treated subjects had morning testosterone levels above 300 ng/dL after being treated for 12 months.

The last patient completed this study in late September. The Company's planned NDA will include study ZA-303, which will provide a significant portion of the support of long-term safety by providing data from 141 subjects exposed for one year or more. Over 200 subjects reached this milestone in the entire exposure database. ICH guidance for drugs to treat non-life-threatening conditions suggests that a minimum of 100 subjects should be exposed to the drug for one year.

About Study ZA-303

Protocol ZA-303 was a single-blind, placebo-controlled, multi-center Phase 3 study designed to evaluate the effects on bone mineral density of administration of Androxal® for 52 weeks to overweight men with acquired hypogonadotropic hypogonadism. The study enrolled 317 male subjects. Men less than 60 years of age, with BMI greater than 25, were enrolled in the Androxal® arm if they had morning testosterone of < 300 ng/dL on two screening visits. Subjects who did not meet this testosterone criterion, but were otherwise eligible, were enrolled into the placebo arm. Subjects in the Androxal® arm initiated dosing at 12.5 mg and dose escalated as necessary to 25 mg. Safety assessments included DEXA scans, assessment of bone markers, collection of adverse events, eye examinations, physical examinations and clinical laboratory assessments.

Results for Study ZA-303

The number of subjects enrolled into the study was 317, of which 220 (69%) completed the one year study. Of the enrolled subjects, 213 and 104 subjects were treated with Androxal® and placebo, respectively. The mean age of the subjects was 48.3 and 47.1 years for the Androxal® and placebo subjects, respectively. Mean baseline BMI was similar for the two groups, 32.3 and 30.5 for the Androxal® and placebo subjects, respectively.

The study results showed no evidence of a negative effect on bone mineral density in subjects treated with Androxal® in comparison to the placebo treatment group. However, placebo-treated subjects experienced a statistically significant decrease from baseline in Total Hip bone mineral density (-0.63%) that was statistically different from subjects treated with Androxal® (0.01%, p = 0.0043). Table 1 below summarizes these results.

Table 1. Bone Mineral Density at Last Observation on Treatment
	L2-L4 Spine		Femoral Neck		Total Hip
	Percentage Change from Baseline (%)		Percentage Change from Baseline (%)		Percentage Change from Baseline (%)
	n Mean (SD)	Median (Min, Max)	n Mean (SD)	Median (Min, Max)	n Mean (SD)	Median (Min, Max)
	206	0.00	202	0.00	202	0.00
Androxal®	-0.34	(-10.13, 15.63)	0.02	(-10.97, 11.69)	0.01	(-12.38, 9.98)
	(3.27)		(3.11)		(2.70)
	98	0.00	100	-0.09	99	-0.09
Placebo	0.02	(-14.33, 13.59)	-0.33	(-9.49, 10.66)	-0.63	(-10.70, 8.91)
	(3.23)		(2.74)		(2.27)
Androxal®
vs.	p = 0.3905		p = 0.2671		p = 0.0043
Placebo
p-value

Subjects treated with Androxal® experienced improvements in morning testosterone for over 12 months.  The percentage of Androxal®-treated subjects obtaining a morning testosterone over 300 ng/dL in a 12 month treatment window was 79.3%, and 71.4% had a normal testosterone at their last observation on treatment.

Table 2 summarizes the results for the assessment of morning testosterone over the course of the study showing consistent treatment effect.

Table 2. Morning Testosterone Over Time
	Androxal®
	Mean (SD)	Median (Min, Max)	Within Group p-value
Baseline	214.8	219
(n = 213)	(50.4)	(66, 299)
6 Weeks	455.5	472	< 0.0001
(n = 204)	(156.4)	(78, 913)
16 Weeks	477.9	467	< 0.0001
(n = 184)	(222.4)	(40, 2470*)
26 Weeks	433.7	431.5	< 0.0001
(n = 164)	(154.4)	(62, 987)
39 Weeks	451.4	446.5	< 0.0001
(n = 152)	(159.1)	(68, 1149*)
52 Weeks	438.4	425	< 0.0001
(n = 135)	(158.8)	(107, 1122)
LOCF	425.1	408	< 0.0001
(n = 213)	(224.2)	(52, 2470*)
4 Weeks Post Treatment	276.0	243	< 0.0001
(n = 163)	(127.4)	(64, 919)
*The Company believes these subjects were using prohibited testosterone replacement based on no detectible LH, and when identified were terminated from the study.

Safety Observations

Androxal® exhibited acceptable safety and no new safety signals were identified in this study. General safety findings were consistent with previously reported studies. During the year-long study of 317 subjects, five subjects treated with Androxal® reported a serious adverse event. One subject reported a deep vein thrombosis secondary to knee replacement. The other cases involved hospitalization for: kidney stone, gall stone, perforated appendix, and a hand injury.

Conclusions

Androxal® was generally well tolerated in this large, long-term study, showing there is no evidence that treatment with Androxal® inhibits bone health. The Company continues to believe that an NDA for Androxal® will be filed around the end of 2014 unless the FDA provides new advice in the meeting scheduled in the first half of November.

About Repros Therapeutics Inc. ®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal® label and the commercial potential of Androxal® and the timing of the Company's expected filing of an NDA for Androxal®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:

         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com